UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road Cincinnati, OH		45227
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 3, 2014, CECO Environmental Corp., through its subsidiary Fisher-Klosterman, Inc. (collectively, the “Company” or “CECO”), acquired 100% of the membership interests of Emtrol LLC (“Emtrol”), a New York limited liability company, pursuant to the terms of a Membership Interest Purchase Agreement (“MIPA”) among CECO and each of the members of Emtrol (the “Sellers”). Emtrol and its subsidiary are engaged in the business of designing and manufacturing of fluid catalytic cracking (“FCC”) and industrial cyclone technology for the refinery, petrochemical, and chemical sectors.

The consideration paid by the Company to the Sellers in the transaction at closing was $32.0 million in cash. Within five business days of closing, the Company will issue approximately 454,000 shares of its common stock with an agreed upon value of $6 million (based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the thirty trading days immediately preceding the date of the MIPA). The total consideration paid excludes transaction costs and is subject to certain post-closing adjustments.

The parties to the MIPA have made customary representations, warranties and covenants therein. The assertions embodied in those representations and warranties were made for purposes of the MIPA and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the MIPA. In addition, certain representations and warranties made as of a specified date may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the Emtrol acquisition is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the MIPA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Shares of Equity Securities.

As described under Item 2.01 of this Current Report on Form 8-K, on November 3, 2014, the Company became obligated to issue approximately 454,000 shares of its common stock with an agreed upon value of $6 million (based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the thirty trading days immediately preceding the date of the MIPA) to the Sellers as part of the total consideration for the purchase of the membership interests of Emtrol. The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “ Securities Act”), provided by Section 4(a)(2) of the Securities Act as a private offering. Such issuance did not involve a public offering, and was made without general solicitation or advertising. In addition to compliance with securities laws, sales of these shares are subject to restricted stock agreements with each of the Sellers.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit 2.1	Members Interest Purchase Agreement by and among Fisher-Klosterman, Inc., CECO Environmental Corp., the Members of Emtrol LLC, and Robert P. Giuricich, as the Members Representative dated November 3, 2014 (Schedules, exhibits and similar attachments to the Share Purchase Agreement that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2014

CECO Environmental Corp.

By:	/s/ Edward J. Prajzner
Edward J. Prajzner
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Members Interest Purchase Agreement by and among Fisher-Klosterman, Inc., CECO Environmental Corp., the Members of Emtrol LLC, and Rober P. Giuricich, as the Members Representative dated November 3, 2014 (Schedules, exhibits and similar attachments to the Share Purchase Agreement that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)